J.W. HUNT AND COMPANY, LLP
                                  (LETTERHEAD)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1998, relating to the consolidated financial statements of ComSouth Bankshares, Inc. for the year ended December 31, 1997 included (or incorporated by reference) in Anchor Financial Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                   /s/ J.W. HUNT AND COMPANY, LLP

Columbia, South Carolina
March 13, 2000